Exhibit 99

UTC REPORTS SECOND QUARTER 2015 RESULTS; REVISES 2015 EPS EXPECTATIONS

•	Sales of $16.3 billion, including 3% organic growth

•	EPS of $1.73, down 6%

•	EPS up 2% excluding restructuring, one-time items, and FX

•	Expected 2015 EPS from continuing operations revised, now $6.15 to $6.30

HARTFORD, Conn., July 21, 2015 - United Technologies Corp. (NYSE:UTX) today reported second quarter earnings per share of $1.73 and net income attributable to common shareowners of $1.5 billion, down 6 percent and 8 percent respectively versus the prior year. Results for the current quarter include unfavorable one-time items and restructuring charges of $0.08 per share. Net favorable one-time items offset restructuring costs in the second quarter of last year. Excluding these items in both quarters, earnings per share of $1.81 decreased 2 percent year over year. Foreign currency had an unfavorable impact of $0.06.
Sales of $16.3 billion decreased by 5 percent, reflecting the impact of adverse foreign exchange (4 points) and absence of the prior year Sikorsky Canadian Maritime Helicopter Program adjustment (5 points), which were partially offset by the benefit of organic growth (3 points) and acquisitions (1 point) in 2015. Second quarter segment operating profit increased 21 percent over the prior year quarter. Adjusted for restructuring costs and net one-time items, segment operating profit was down 3 percent.
“Through the first half of the year, the businesses delivered 3 percent organic sales growth in what continues to be a slow growth global economy. This solid growth contributed to a 6 percent increase in EPS on a constant currency basis, excluding the impact of gains and restructuring,” said Gregory Hayes, UTC President and Chief Executive Officer. “Continued strength in the U.S. dollar has had a significant adverse impact on our results this year.”
Otis new equipment orders in the quarter increased 5 percent over the prior year at constant currency, with growth in the Americas and in EMEA offset by a 10 percent orders decline in China. At UTC Climate, Controls & Security, equipment orders increased 4 percent, with growth in U.S. residential HVAC and Transicold offset by a 15 percent orders decline in China. Commercial aerospace aftermarket sales were up 1 percent at Pratt & Whitney and flat at UTC Aerospace Systems on an organic basis. Provisioning and repair sales at UTC Aerospace Systems were down in the quarter, but those declines were partially offset by high single digit growth in spare parts sales.
“With six months of trends behind us, it is now clear the commercial aftermarket at UTC Aerospace Systems will be significantly below our expectations for the year,” Hayes added. “This, along with continuing softness in Otis Europe and a slowing China, led us to reassess our 2015 outlook for UTC Aerospace Systems and Otis. We now expect 2015 operating profit at UTC Aerospace Systems to be down $25 to $75 million and at Otis to be down $25 to $75 million at constant currency. Including the adverse impact of FX, we expect profit at Otis to be down $300 to $350 million compared to prior year.”
“While this revised forecast is disappointing, we remain confident in our long term outlook for the business. We have industry leading franchises, strong recurring revenue streams and have focused our portfolio on attractive end markets. We will accelerate aggressive cost reduction across the businesses and look for additional structural cost actions that can drive earnings growth well into the future. We will also look to deploy additional capital to share repurchase and M&A,” Hayes continued.
As announced yesterday, UTC has reached an agreement to sell Sikorsky to Lockheed Martin for $9 billion, subject to regulatory approvals and customary closing conditions. As a result, Sikorsky will be reported in discontinued operations beginning in the third quarter. The company now expects full year EPS of $6.45 to $6.60 from operations including Sikorsky, but excluding an expected gain related to its sale. Expectations from continuing operations are now $6.15 to $6.30. This is down from the previous expectations of $6.55 to $6.85 and $6.35 to $6.55, respectively. Sales expectations from continuing operations have also been revised to $57 to $58 billion from the prior expectation of $58 to $59 billion. The revised expectations reflect approximately 3 percent organic sales growth.
Cash flow from operations was $1.5 billion and capital expenditures were $358 million in the quarter. UTC continues to assume a $1 billion placeholder for full year acquisition spend and expects cash flow from operations less capital expenditures in the range of 90 to 100 percent of net income from continuing operations attributable to common shareowners for 2015.
United Technologies Corp., based in Hartford, Connecticut, provides high technology systems and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
All financial results and projections reflect continuing operations unless otherwise noted. Foreign currency impact includes currency translation as well as hedging activity at Pratt & Whitney Canada. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to a potential sale of Sikorsky, or the terms, timing or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to a potential sale of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the markets in which we operate, including financial market conditions; fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial condition of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding;

weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company- and customer- directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; challenges in the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward- looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2015	2014	2015	2014
Net Sales	$16,333	$17,191	$30,874	$31,936
Costs and Expenses:
Cost of products and services sold	11,825	12,931	22,348	23,621
Research and development	606	666	1,208	1,290
Selling, general and administrative	1,543	1,623	3,106	3,219
Total Costs and Expenses	13,974	15,220	26,662	28,130
Other income, net	193	384	614	647
Operating profit	2,552	2,355	4,826	4,453
Interest expense, net	216	206	434	431
Income before income taxes	2,336	2,149	4,392	4,022
Income tax expense	684	359	1,242	926
Net income	1,652	1,790	3,150	3,096
Less: Noncontrolling interest in subsidiaries' earnings	110	110	182	203
Net income attributable to common shareowners	$1,542	$1,680	$2,968	$2,893
Earnings Per Share of Common Stock:
Basic	$1.76	$1.87	$3.35	$3.21
Diluted	1.73	1.84	3.31	3.16
Weighted Average Number of Shares Outstanding:
Basic shares	877	900	885	900
Diluted shares	889	915	898	915

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2015 and 2014 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Net Sales
Otis	$3,098	$3,365	$5,843	$6,320
UTC Climate, Controls & Security	4,454	4,429	8,306	8,280
Pratt & Whitney	3,677	3,592	7,009	6,921
UTC Aerospace Systems	3,632	3,636	7,180	7,086
Sikorsky	1,691	2,384	2,958	3,745
Segment Sales	16,552	17,406	31,296	32,352
Eliminations and other	(219)	(215)	(422)	(416)
Consolidated Net Sales	$16,333	$17,191	$30,874	$31,936

Operating Profit
Otis	$627	$693	$1,154	$1,263
UTC Climate, Controls & Security	823	815	1,552	1,352
Pratt & Whitney	487	432	906	820
UTC Aerospace Systems	580	602	1,149	1,192
Sikorsky	165	(317)	257	(231)
Segment Operating Profit	2,682	2,225	5,018	4,396
Eliminations and other	(10)	249	38	288
General corporate expenses	(120)	(119)	(230)	(231)
Consolidated Operating Profit	$2,552	$2,355	$4,826	$4,453

Segment Operating Profit Margin
Otis	20.2%	20.6%	19.8%	20.0%
UTC Climate, Controls & Security	18.5%	18.4%	18.7%	16.3%
Pratt & Whitney	13.2%	12.0%	12.9%	11.8%
UTC Aerospace Systems	16.0%	16.6%	16.0%	16.8%
Sikorsky	9.8%	(13.3)%	8.7%	(6.2)%
Segment Operating Profit Margin	16.2%	12.8%	16.0%	13.6%

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2015 and 2014 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2015	2014	2015	2014
Non-Recurring items included in Net Sales:
Sikorsky	$—	$830	$—	$830

Restructuring Costs included in Operating Profit:
Otis	$(8)	$(21)	$(14)	$(38)
UTC Climate, Controls & Security	(28)	(25)	(52)	(68)
Pratt & Whitney	(2)	(5)	(15)	(47)
UTC Aerospace Systems	—	(4)	(50)	(10)
Sikorsky	(23)	—	(23)	(17)
Eliminations and other	(1)	—	(1)	—
	(62)	(55)	(155)	(180)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	—	—	126	—
Pratt & Whitney	—	(82)	—	(82)
Sikorsky	—	(466)	—	(466)
Eliminations and other	(28)	220	(28)	220
	(28)	(328)	98	(328)
Total impact on Consolidated Operating Profit	(90)	(383)	(57)	(508)
Non-Recurring items included in Interest Expense, Net	—	21	—	21
Tax effect of restructuring and non-recurring items above	23	108	53	150
Non-Recurring items included in Income Tax Expense	—	253	—	253
Impact on Net Income Attributable to Common Shareowners	$(67)	$(1)	$(4)	$(84)
Impact on Diluted Earnings Per Share	$(0.08)	$—	$—	$(0.09)

Details of the non-recurring items for the quarters and six months ended June 30, 2015 and 2014 above are as follows:
Quarter Ended June 30, 2015
Eliminations & Other: Approximately $28 million of transaction and separation costs related to the planned sale or spin-off of Sikorsky.
Quarter Ended March 31, 2015
UTC Climate, Controls & Security: Approximately $126 million gain as a result of a fair value adjustment related to the acquisition of a controlling interest in a joint venture investment.
Quarter Ended June 30, 2014
Pratt & Whitney:

•	Approximately $60 million charge to adjust the fair value of a Pratt & Whitney joint venture investment.

•	Approximately $22 million charge for impairment of assets related to a joint venture.
Sikorsky:

•
A cumulative adjustment to record $830 million in sales and $438 million in losses based upon the change in estimate required for the contractual amendments signed with the Canadian Government on the Maritime Helicopter program.

•	Approximately $28 million charge for the impairment of a Sikorsky joint venture investment.
Eliminations & Other: Approximately $220 million gain on an agreement with a state taxing authority for the monetization of tax credits.
Interest Expense, Net: Approximately $21 million of favorable pre-tax interest adjustments, primarily related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years.
Income Tax Expense: Approximately $253 million of favorable income tax adjustments related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years, as well as the settlement of state income taxes related to the disposition of the Hamilton Sundstrand Industrials businesses.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous page)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Adjusted Net Sales
Otis	$3,098	$3,365	$5,843	$6,320
UTC Climate, Controls & Security	4,454	4,429	8,306	8,280
Pratt & Whitney	3,677	3,592	7,009	6,921
UTC Aerospace Systems	3,632	3,636	7,180	7,086
Sikorsky	1,691	1,554	2,958	2,915
Segment Sales	16,552	16,576	31,296	31,522
Eliminations and other	(219)	(215)	(422)	(416)
Adjusted Consolidated Net Sales	$16,333	$16,361	$30,874	$31,106

Adjusted Operating Profit
Otis	$635	$714	$1,168	$1,301
UTC Climate, Controls & Security	851	840	1,478	1,420
Pratt & Whitney	489	519	921	949
UTC Aerospace Systems	580	606	1,199	1,202
Sikorsky	188	149	280	252
Segment Operating Profit	2,743	2,828	5,046	5,124
Eliminations and other	19	29	67	68
General corporate expenses	(120)	(119)	(230)	(231)
Adjusted Consolidated Operating Profit	$2,642	$2,738	$4,883	$4,961

Adjusted Segment Operating Profit Margin
Otis	20.5%	21.2%	20.0%	20.6%
UTC Climate, Controls & Security	19.1%	19.0%	17.8%	17.1%
Pratt & Whitney	13.3%	14.4%	13.1%	13.7%
UTC Aerospace Systems	16.0%	16.7%	16.7%	17.0%
Sikorsky	11.1%	9.6%	9.5%	8.6%
Adjusted Segment Operating Profit Margin	16.6%	17.1%	16.1%	16.3%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2015	2014
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,933	$5,235
Accounts receivable, net	11,516	11,317
Inventories and contracts in progress, net	10,295	9,865
Other assets, current	2,925	3,341
Total Current Assets	30,669	29,758
Fixed assets, net	9,266	9,276
Goodwill	27,933	27,796
Intangible assets, net	15,706	15,560
Other assets	9,199	8,899
Total Assets	$92,773	$91,289

Liabilities and Equity
Short-term debt	$2,954	$1,922
Accounts payable	7,153	6,967
Accrued liabilities	13,622	14,006
Total Current Liabilities	23,729	22,895
Long-term debt	19,489	17,872
Other long-term liabilities	17,483	17,818
Total Liabilities	60,701	58,585
Redeemable noncontrolling interest	134	140
Shareowners' Equity:
Common Stock	15,031	15,185
Treasury Stock	(24,520)	(21,922)
Retained earnings	46,443	44,611
Accumulated other comprehensive loss	(6,577)	(6,661)
Total Shareowners' Equity	30,377	31,213
Noncontrolling interest	1,561	1,351
Total Equity	31,938	32,564
Total Liabilities and Equity	$92,773	$91,289

Debt Ratios:
Debt to total capitalization	41%	38%
Net debt to net capitalization	34%	31%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Operating Activities:
Net income	$1,652	$1,790	$3,150	$3,096
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	479	468	958	935
Deferred income tax provision (benefit)	180	(8)	325	36
Stock compensation cost	51	58	102	118
Change in working capital	(407)	(478)	(1,044)	(999)
Global pension contributions	(26)	(60)	(70)	(144)
Other operating activities, net	(393)	(28)	(573)	35
Net cash flows provided by operating activities	1,536	1,742	2,848	3,077
Investing Activities:
Capital expenditures	(358)	(406)	(706)	(739)
Acquisitions and dispositions of businesses, net	(19)	(34)	(90)	72
Increase in collaboration intangible assets	(115)	(165)	(247)	(308)
(Payments) receipts from settlements of derivative contracts	(154)	150	415	37
Other investing activities, net	(83)	26	72	65
Net cash flows used in investing activities	(729)	(429)	(556)	(873)
Financing Activities:
(Repayment) issuance of long-term debt, net	(7)	(179)	3	(173)
Increase in short-term borrowings, net	468	219	2,645	19
Dividends paid on Common Stock	(543)	(513)	(1,096)	(1,026)
Repurchase of Common Stock	—	(335)	(3,000)	(670)
Other financing activities, net	(78)	(41)	(98)	7
Net cash flows used in financing activities	(160)	(849)	(1,546)	(1,843)
Effect of foreign exchange rate changes on cash and cash equivalents	5	21	(48)	(18)
Net increase in cash and cash equivalents	652	485	698	343
Cash and cash equivalents, beginning of period	5,281	4,477	5,235	4,619
Cash and cash equivalents, end of period	$5,933	$4,962	$5,933	$4,962

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(Millions)	2015		2014

Net income attributable to common shareowners	$1,542		$1,680
Net cash flows provided by operating activities	$1,536		$1,742
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		100%		104%
Capital expenditures	(358)		(406)
Capital expenditures as a percentage of net income attributable to common shareowners		(23)%		(24)%
Free cash flow	$1,178		$1,336
Free cash flow as a percentage of net income attributable to common shareowners		76%		80%

	Six Months Ended June 30,
	(Unaudited)
(Millions)	2015		2014

Net income attributable to common shareowners	$2,968		$2,893
Net cash flows provided by operating activities	$2,848		$3,077
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		96%		106%
Capital expenditures	(706)		(739)
Capital expenditures as a percentage of net income attributable to common shareowners		(24)%		(26)%
Free cash flow	$2,142		$2,338
Free cash flow as a percentage of net income attributable to common shareowners		72%		81%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.